Exhibit 21.1

Subsidiaries for 2018 Form 10‑K

1.	Greenbrier Petroleum Corporation	U.S. (WV)
2.	McJunkin de Angola, LDA	Angola (inactive)
3.	McJunkin Red Man de Mexico S. De R.L. de C.V.	Mexico
4.	McJunkin Red Man Development Corporation	U.S. (Delaware) (inactive)
5.	McJunkin Red Man International Corp.	BVI
6.	McJunkin Red Man International Services Corp.	BVI
7.	McJunkin Red Man Servicios S. De R.L. de C.V.	Mexico
8.	McJunkin Red Man UK Ltd	UK
9.	McJunkin Venezuela	Venezuela (inactive)
10.	Midway-Tristate Corporation	U.S. (New York) (inactive)
11.	Milton Oil & Gas Company	U.S. (WV)
12.	MRC Canada Holdings LLC	U.S. (Delaware)
13.	MRC Flangefitt Limited	UK
14.	MRC Global Australia Pty Ltd	Australia
15.	MRC Global (Belgium) NV	Belgium
16.	MRC Global (Canada) Ltd.	Canada
17.	MRC Global (Caspian) LLP	Kazakhstan
18.	MRC Global Coöperatief B.A.	Netherlands
19.	MRC Global Cooperative Management LLC	U.S. (Delaware)
20.	MRC Global Distribution (Nigeria) Limited	Nigeria
21.	MRC Global (Finland) Oy	Finland
22.	MRC Global (France) SAS	France
23.	MRC Global (Germany) GmbH	Germany
24.	MRC Global (Italy) Srl	Italy
25.	MRC Global (Korea) Limited	Korea
26.	MRC Global Middle East FZE	UAE
27.	MRC Global Middle East Trading L.L.C.[1]	UAE
28.	MRC Global (Netherlands) B.V.	Netherlands
29.	MRC Global (New Zealand) Limited	New Zealand
30.	MRC Global Norway AS	Norway
31.	MRC Global (Saudi Arabia) LLC[2]	Saudi Arabia
32.	MRC Global (Singapore) Pte. Ltd.	Singapore
33.	MRC Global (Sweden) AB	Sweden
34.	MRC Global (Thailand) Company Limited	Thailand
35.	MRC Global (US) Inc.	U.S. (Delaware)
36.	MRC Management Company	U.S. (Delaware)
37.	MRC Services Company LLC	U.S. (Delaware)
38.	MRC (Shanghai) Trading Co., Ltd.	China
39.	MRC SPF Pty Ltd.	Australia
40.	MRC Stream AS	Norway
41.	MRC Transmark (Dragon) Limited	UK
42.	MRC Transmark Group B.V.	Netherlands
43.	MRC Transmark Holdings UK Limited	UK
44.	MRC Transmark International B.V.	Netherlands

45.	MRC Transmark Limited	UK
46.	PT MRC Global Indonesia	Indonesia
47.	PT SPF Indonesia	Indonesia
48.	Red Man Pipe & Supply International Limited	Jamaica (inactive)
49.	Ruffner Realty Company	U.S. (WV)
50.	The South Texas Supply Company, Inc.	U.S. (inactive)

1 MRC Global Middle East Trading L.L.C. is owned 49% by MRC Transmark Holdings UK Ltd. and 51% by Professional Partnership Investments L.L.C., a local corporate sponsor in Abu Dhabi, UAE.

2 MRC Global (Saudi Arabia) LLC is owned 75% by MRC Transmark Group B.V., 12.5% by Saudi Trading & Research Co Ltd, and 12.5% by Unique Effort Trading Co., Ltd.